Press Release issued by the Company on October 23,2006
EX-99.1

MOVENTIS CAPITAL RECEIVES INVESTMENT FROM TOP NEW YORK FUND

VISION CAPITAL ADVISORS SUPPORTS MOVENTIS BUSINESS MODEL AND MARKET OPPORTUNITY

Vancouver, BC – October 23, 2006 – Moventis Capital, Inc. (Moventis) (OTCBB: MVTS), a buyout and growth management company, today announced that New York-based Vision Capital Advisors, LLC, a top-performing fundamentally oriented research-based long-term investor specializing in private placements, has invested in Moventis through its Vision Opportunity Master Fund, Ltd.

The investment, raised as part of the cash requirement to finalize the Moventis acquisition of profitable Pacific Northwest electronics manufacturing services firm, PTL Electronics, Ltd. (PTL), is in the form of an unsecured non-convertible note bearing interest at 10% per annum. The note is repayable solely in cash and the strike prices of warrants on the deal are at a premium to market.

Christopher Wall of Vision Capital Advisors comments, “Moventis has a solid business plan, a tremendous market opportunity and has already identified a strong first acquisition in PTL. We’re pleased to invest in this exciting company.”

“In addition to investment from members of our management team, board of directors and advisors, we're pleased to include an institutional investor such as Vision Capital,” states Blake Ponuick, chairman and CEO of Moventis. “To receive the attention and support from such a highly-regarded institution at this stage is very encouraging.”

Moventis announced a definitive agreement to acquire PTL earlier this year as part of a long term strategy to build strong portfolios of established small and medium sized enterprises (SMEs) in key growth sectors.

This News Release does not constitute an offer to sell or a solicitation of an offer to buy any of the debentures or warrants for sale in the United States or to U.S. Persons. The debentures, warrants and common shares issuable upon conversion of the debentures or exercise of the warrants have not been and will not be registered under the United States Securities Act of 1933, as amended (the U.S. Securities Act) or any other U.S. State securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from such registration is available.

This News Release is published as a matter of record only and does not constitute an offer to sell or a solicitation of an offer to buy any of the debentures, warrants or common shares issuable upon conversion of the debentures or exercise of the warrants, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Moventis

Moventis Capital, Inc. (Moventis) (OTCBB: MVTS) is a buyout and growth management company that strives to create shareholder value by acquiring and growing quality small and medium sized enterprises (SMEs) and building strong portfolios in key high-growth sectors.

Moventis intends to capitalize on an underserved market of established SMEs that do not meet the size or industry requirements of many acquisition or investment firms. A record number of these businesses is expected to exit over the next several years as baby boomer owners retire at a rate far outpacing the number of qualified buyers.

Moventis executed on its strategy in May 2006 by announcing a definitive agreement to acquire profitable Pacific Northwest electronics manufacturing services (EMS) firm, PTL Electronics, Ltd. For more information on Moventis, visit www.moventiscapital.com.

Safe Harbor Statement

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as “Forward-Looking Statements” for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. Forward-Looking Statements may be identified by words including “outlook”, “anticipate,” “await,” envision,” “foresee,” “aim at,” “plans,” “believe,” “intends,” “estimates” “expects” and “projects” including, without limitation, those relating to the company’s financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company’s business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management’s expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Blake Ponuick, CEO

604-535-3900

investors@moventiscapital.com